JUN HE LAW OFFICES

                      China Resources Building, 20th Floor
               8 Jianguomenbei Avenue, Beijing 100005, P.R. China
                  Tel:[86](10)8519-1300 Fax:[86](10)8519-1350
                            E-mail:junhebj@junhc.com


SHANGHAI                        SHENZHEN
Tel: (21)5298-5488              Tel:(755)587-0765
Fax:(21)598-5492                Fax:(755)587-0780
E-Mail:junhesh@junhc.com        E-Mail:junhesz@junhe.com


HAIKOU                          NEW YORK
Tel:(898)851-2544               Tel:(212)775-8610
Fax:(898)851-3514               Fax:(212)775-8533
E-Mail:junhehn@junhe.com        E-Mail:junheny@junhc.com


                               CONSENT OF EXPERT

April 4, 2001


United States Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

We have reviewed Amendment 1 of the Form S-1 registration statement (the "Form S-1") filed by China Broadband Corp. (the "Company"), and agree with the statements disclosed by the Company related to the opinions of Jun He Law Offices dated February 2000.

We consent to the reference to our opinion included herein and to the reference to our firm in this registration statement on page 32 on Form S-1.

                                /s/GONG JUN
                                -------------------------
                                   Gong Jun, Partner
                                   Jun He Law Offices